Exhibit 4.3

THIS NOTE IS AN UNSECURED DEBT OBLIGATION OF THE COMPANY. THIS SECURITY IS NOT A DEPOSIT OR SAVINGS ACCOUNT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THIS NOTE IS A SECURITY IN GLOBAL FORM (“GLOBAL SECURITY”) WITHIN THE MEANING OF SECTION 203 OF THE BASE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY OR A NOMINEE OF THE DEPOSITORY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE BASE INDENTURE, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

REGIONS FINANCIAL CORPORATION

3.800% SENIOR NOTES DUE 2023

U.S.$500,000,000.00

CUSIP NO. 7591EP AP5

ISIN NO. US7591EPAP55

REGIONS FINANCIAL CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of five hundred million dollars (U.S. $500,000,000.00), as revised by the Schedule of Adjustments attached hereto, on August 14, 2023 and all accrued and unpaid interest thereon, if any, on August 14, 2023, or if such day is not a Business Day, the following Business Day. The Company further promises to pay interest on said principal sum from and including August 13, 2018, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semiannually in arrears on February 14 and August 14 in each year (each an “Interest Payment Date”), commencing February 14, 2019 at the rate of 3.800% per annum, computed for any full semiannual period on the basis of a 360-day year of twelve 30-day months and computed for any partial semiannual period on the actual days elapsed during such period, until the principal hereof is due, and at the rate of 3.800% per annum on any overdue principal amounts, and, to the extent permitted by law, on any overdue interest.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the immediately preceding January 31 or July 31, as the case may be, of each year (whether or not a Business Day) (each such date, a “Regular Record Date”). Interest on the Outstanding Notes payable at maturity will be payable to the persons to whom principal is payable. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to the Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any automated quotation system or securities exchange on which the Notes may be quoted or listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payments of principal shall be made upon the surrender of this Note at the Corporate Trust Office of the Trustee, or at such other office or agency of the Company as may be designated by the Company for such purpose in the Borough of Manhattan, The City of New York or in the City of Birmingham, Alabama, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, by Dollar check drawn on, or transfer to, a Dollar account. Payments of interest on this Note may be made by Dollar check, drawn on a Dollar account, mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or, upon written application by the Holder to the Security Registrar setting forth wire instructions not later than the relevant Record Date, by transfer to a Dollar account.

Except as specifically provided herein and in the Indenture, the Company shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof or an Authenticating Agent by the manual signature of one of their respective authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed and delivered under its corporate seal.

[Signature Page Follows]

REGIONS FINANCIAL CORPORATION

By:
	Name:	Michael D. Smithy
	Title:	Executive Vice President and Treasurer

[Corporate Seal]

Attest:
	Name:	Hope D. Mehlman
	Title:	Chief Governance Officer, Executive Vice President and Assistant Corporate Secretary

Dated: January     , 2019

(Trustee’s Certificate of Authentication)

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee By: Deutsche Bank National Trust Company

Dated: January , 2019	By:
Authorized Signatory

By:
Authorized Signatory

REVERSE SIDE OF NOTE

This Note is one of a duly authorized issue of senior debt securities of the Company designated as its “3.800% Senior Notes due 2023” (the “Notes”), initially limited in aggregate principal amount to U.S. $500,000,000.00 issued and to be issued under an Indenture, dated as of August 8, 2005 (herein called the “Base Indenture”), between the Company and Deutsche Bank Trust Company Americas, as Trustee (the “Trustee”, which term includes any successor trustee under the Base Indenture), as amended and supplemented by the Ninth Supplemental Indenture, dated as of August 13, 2018 (the “Ninth Supplemental Indenture”) between the Company and the Trustee and as further supplemented by the Tenth Supplemental Indenture, dated as of January 28, 2019 (the “Tenth Supplemental Indenture”; the Base Indenture, as amended and supplemented by the Ninth Supplemental Indenture and as further supplemented by the Tenth Supplemental Indenture, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of any authorized denominations as requested by the Holder surrendering the same upon surrender of the Note or Notes to be exchanged, at the Corporate Trust Office of the Trustee. The Trustee upon such surrender by the Holder will issue the new Notes in the requested denominations.

No sinking fund is provided with respect to the Notes. The Company may not redeem the Notes at any time prior to July 28, 2019 (or, if any additional Notes are issued after August 13, 2018, at any time before the date 180 days after the date such additional Notes are issued (the “Make-Whole Call Date”)). The Company may, at its option, redeem the Notes, in whole or in part, at any time or from time to time on or after the Make-Whole Call date and prior to July 14, 2023 (the date that is one month prior to the scheduled maturity date of the Notes), at a Redemption Price equal to the greater of (i) 100% of the aggregate principal amount of the Notes to be redeemed, or (ii) the sum of the present values of the remaining scheduled payments determined as provided in Section 1.5(a) of the Ninth Supplemental Indenture, plus, in each case, accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date (which must be a Business Day). At any time or from time to time on or after July 14, 2023 (the date that is one month prior to the scheduled maturity date of the Notes), the Company may redeem the Notes, in whole or in part, at a Redemption Price equal to 100% of the aggregate principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date (which must be a Business Day). If the Redemption Price in respect of the Notes is not paid on the Redemption Date, interest on the outstanding principal amount of the Notes will continue to accrue until the Redemption Price is actually paid or set aside for payment. The Notes will not be subject to redemption or repayment at the option of any Holder at any time prior to the Stated Maturity. The Notes are unsecured and rank equally among themselves and with all of the Company’s other unsecured and unsubordinated indebtedness.

The Notes are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Company may, without consent of the holders of the Notes, increase the principal amount of the Notes by issuing additional securities in the future on the same terms and conditions as the Notes, except for any difference in the issue price and interest accrued prior to the date of issuance of the additional securities, and with the same CUSIP number as the Notes. The Notes and any additional Notes issued by the Company would rank equally and ratably and would be treated as a single series for all purposes under the Indenture.

In any case where the due date for the payment of the principal of or interest on any Note at any Place of Payment, as the case may be, is not a Business Day, then payment of principal or interest need not be made on or by such date at such place but may be made on or by the next succeeding Business Day, with the same force and effect as if made on the date for such payment, and no interest shall accrue on the amount so payable for the period after such date.

If an Event of Default (other than an Event of Default under Section 501(4) of the Base Indenture relating to a breach of the covenant contained in clause (x) of the second paragraph of Section 1009 of the Base Indenture) shall occur and be continuing, the principal of all the Notes, together with accrued interest to the date of declaration, may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the written consent of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note or such other Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default, the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity satisfactory to it and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Notes a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by any Holder of this Note for the enforcement of any payment of principal of or interest on this Note or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

The Notes will be subject to defeasance and covenant defeasance pursuant to Sections 1402 and 1403 of the Base Indenture.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Security Register upon surrender of this Note for registration of transfer at the Corporate Trust Office of the Trustee or at such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York or the City of Birmingham, Alabama (which shall initially be an office or agency of the Trustee), or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees by the Security Registrar. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith.

Prior to due presentation of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered, as the owner thereof for all purposes, whether or not such Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse for the payment of the principal of or interest on this Note and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of consideration for the issue hereof, expressly waived and released.

THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

All capitalized terms used in this Note which are defined in the Indenture, and not otherwise defined herein, shall have the meanings assigned to them in the Indenture.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Your Signature

Date:
(Sign exactly as your name appears on the other side of this Note)

* Signature guaranteed by:

By:

*

The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

Schedule A

SCHEDULE OF ADJUSTMENTS

Initial Principal Amount: U.S. $500,000,000.00

Date adjustment made	Principal amount increase	Principal amount decrease	Principal amount following adjustment	Notation made on behalf of the Security Registrar